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Exhibit 16

July 18, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Braun Consulting, Inc.'s Form 8-K dated July 15, 2003, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chicago, Illinois
July 18, 2003

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  Exhibit 16